UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2015

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
Employment Agreements with Joel Reiss and Roger Jones
On October 22, 2015 and October 26, 2015, TransDigm Group Incorporated (the “Company”) entered into employment agreements with Joel Reiss and Roger Jones, respectively, pursuant to which each will serve as an executive vice president of the Company. Unless earlier terminated by the Company or Mr. Reiss or Mr. Jones, the term of each employment agreement expires on October 1, 2020. Under the terms of each employment agreement, the executive is entitled to receive an annual base salary of not less than $360,000 and is eligible to participate in the Company’s annual bonus plan with a bonus target set at 65% of his annual base salary. In addition, under the terms of each employment agreement, the executive is entitled to participate in employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers.
Each employment agreement provides that if Mr. Reiss or Mr. Jones is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Reiss’ or Mr. Jones’ employment is terminated without cause, if he terminates his employment for customary good reasons, or if his employment terminates due to his death or disability, the Company will pay him, in substantially equal installments over a 12-month period, an amount equal to 1.25 times his salary plus 1.25 times the greater of the all of the bonuses paid or payable to him for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which his employment terminates, determined in accordance with the Company’s bonus program(s) if any.
During the term of employment and following any termination thereof, for a period of 12 or 24 months (depending on the type of termination), Mr. Reiss and Mr. Jones will be prohibited from engaging in any business that competes with any business of the Company or its subsidiaries. In addition, during the term of his employment and for the two-year period following the termination of his employment for any reason, each executive will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, the Company or any of its subsidiaries during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with the Company or such subsidiary. Under the terms of each employment agreement, each executive is also subject to certain confidentiality and non-disclosure obligations, and the Company has agreed, so long as the applicable executive is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of ours or his serving or having served any other enterprise as a director, officer or employee at our request.
The foregoing description of the terms of the employment agreements is qualified in its entirety by the full text of the form of employment agreement, a copy of which is filed herewith as Exhibit 10.1.
In addition, consistent with amendments made to option awards of the Company’s other executive officers, on October 22, 2015, the Compensation Committee of the Company’s Board of Directors approved an amendment to all of Mr. Reiss’ and Mr. Jones’ outstanding option award agreements to extend the period of exercisability of options post-termination to the remainder of the term of the option in the event of termination for death, disability, without cause or for good reason (as defined in the employment agreements). As previously disclosed, the amendments to extend the period of exercisability of options for executive officers are made in light of the significant option holdings of the executive officers and the Company’s significant stock ownership requirements.
The foregoing description of the terms of the amendment is qualified in its entirety by the full text of the amendment, a copy of which is filed herewith as Exhibit 10.2.
Amendments to Existing Employment Agreements
W. Nicholas Howley, Terrance Paradie, Bernt Iversen, Robert Henderson, Kevin Stein, Peter Palmer, James Skulina and Jorge Valladares
On or about October 22, 2015, the outstanding employment agreements for Messrs. W. Nicholas Howley, Terrance Paradie, Bernt Iversen, Robert Henderson, Kevin Stein, Peter Palmer, James Skulina and Jorge Valladares were amended.
The purpose of the amendments was to eliminate the right to subsidized COBRA after a termination of employment. Instead, upon a termination of employment without cause, a resignation for good reason, or termination by reason of death or disability, the executive will get the difference between the monthly COBRA continuation coverage rate and the executive’s cost of health coverage as of the date of termination times 18 (corresponding to the 18-month period for which COBRA coverage is available). The amount will be payable over 12 months.
In addition, other minor changes were made to the employment agreements to try to ensure that applicable safe harbors under Internal Revenue Code Section 409A are met.
The foregoing description of the terms of the amendments is qualified in its entirety by the full text of the amendment for Mr. Howley, a copy of which is filed herewith as Exhibit 10.3, the full text of the amendment for Mr. Stein, a copy of which is filed herewith as Exhibit 10.4, and the form of amendment for Messrs. Paradie, Iversen, Henderson, Palmer, Skulina and Valladares, a copy of which is filed as Exhibit 10.5.
Gregory Rufus
On October 22, 2015, the outstanding employment agreement for Mr. Gregory Rufus was amended. All of the changes described above were made. In addition, the term of Mr. Rufus’ employment agreement (which was scheduled to expire on December 31, 2015) was extended to October 1, 2016.
The foregoing description of the terms of the amendment is qualified by the full text of the amendment, a copy of which is filed as Exhibit 10.6.
John Leary
On October 22, 2015, the outstanding employment agreement for Mr. John Leary was amended. All of the changes described above were made. In addition, the term of Mr. Leary’s employment agreement (which expired on October 1, 2015) was extended to October 1, 2017, but Mr. Leary will only be expected to work 30 hours per week. His minimum base salary will be $300,000.
The foregoing description of the terms of the amendment is qualified by the full text of the amendment, a copy of which is filed as Exhibit 10.7.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 10.1	Form of Employment Agreement, dated October 2015, between TransDigm Group Incorporated and each of Joel Reiss and Roger Jones

Exhibit 10.2	Text of Option Amendments adopted October 22, 2015 for Joel Reiss and Roger Jones

Exhibit 10.3	Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and W. Nicholas Howley

Exhibit 10.4	Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and Kevin Stein

Exhibit 10.5
Form of Amendment to Employment Agreement, dated October 2015, between TransDigm Group Incorporated and each of Terrance Paradie, Bernt Iversen, Robert Henderson, Peter Palmer, James Skulina and Jorge Valladares

Exhibit 10.6	Second Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and Gregory Rufus

Exhibit 10.7	Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and John Leary

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer
Date: October 27, 2015

Exhibit Index

Exhibit 10.1	Form of Employment Agreement, dated October 2015, between TransDigm Group Incorporated and each of Joel Reiss and Roger Jones

Exhibit 10.2	Text of Option Amendments adopted October 22, 2015 for Joel Reiss and Roger Jones

Exhibit 10.3	Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and W. Nicholas Howley

Exhibit 10.4	Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and Kevin Stein

Exhibit 10.5
Form of Amendment to Employment Agreement, dated October 2015, between TransDigm Group Incorporated and each of Terrance Paradie, Bernt Iversen, Robert Henderson, Peter Palmer, James Skulina and Jorge Valladares

Exhibit 10.6	Second Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and Gregory Rufus

Exhibit 10.7	Amendment to Employment Agreement, dated October 22, 2015, between TransDigm Group Incorporated and John Leary